UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021 (October 25, 2021)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 25, 2021, following the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) elected Douglas V. Reynolds as a director of Peoples. Mr. Reynolds will serve as a director of Peoples for an initial term ending at Peoples 2022 Annual Meeting of Shareholders. On October 25, 2021, the Board of Directors of Peoples Bank, the banking subsidiary of Peoples, elected Mr. Reynolds as a member of the Peoples Bank Board of Directors.

In his capacity as a non-employee director of each of Peoples and Peoples Bank, Mr. Reynolds will receive compensation on the same basis as the other non-employee directors receive for their service on the Peoples and Peoples Bank Boards of Directors and the respective committees of the Peoples and Peoples Bank Boards of Directors. Any appointments of Mr. Reynolds to committees will be determined at a later date.

Mr. Reynolds served as a member of the Board of Directors of Premier Financial Bancorp, Inc. (“Premier”) until Premier was acquired by Peoples on September 17, 2021. Under the terms of the acquisition agreement, one Premier director selected by Peoples was to join Peoples’ Board of Directors.

Mr. Reynolds is President and Chief Executive Officer of Energy Services of America Corporation (“Energy Services”), Huntington, West Virginia, a position he has held since 2012. Energy Services provides contracting services for utilities and energy related companies, including gas, petroleum power, chemical, water and sewer and automotive industries. Mr. Reynolds has served on the Board of Directors of Energy Services since 2008.

Mr. Reynolds is also Managing Partner of HD Media Company, LLC, Huntington, West Virginia, a position he has held since 2013. HD Media Company, LLC, owns several newspapers in West Virginia, including the Herald-Dispatch in Huntington and the Charleston Gazette-Mail in Charleston.

Mr. Reynolds also serves as non-executive Chairman of the Board of Directors of the Bank of Mingo, in Mingo, West Virginia, a position he has held since 2019.

A licensed attorney, Mr. Reynolds served as Assistant Prosecuting Attorney for Cabell County, West Virginia, from 2008 to 2013, and he served as a member of the West Virginia House of Delegates from 2007 to 2016. Mr. Reynolds holds a B.A. degree from Duke University, and a J.D. degree from West Virginia University.

Peoples has determined that neither Mr. Reynolds nor any of his immediate family members has had (or proposes to have) a direct or indirect interest in any transaction in which Peoples or any of Peoples’ subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K. Peoples has also determined that Mr. Reynolds qualifies as an “Independent Director” as defined in Rule 5605(a)(2) of The Nasdaq Stock Market’s Corporate Governance Requirements.

A copy of the press release announcing Mr. Reynolds’s election to the Peoples Board of Directors is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable.

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on October 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	October 26, 2021	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer